UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 26, 2013

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-51832	20-4343972
(Commission File Number)	(IRS Employer Identification No.)

86 Hopmeadow Street, P.O. Box 248, Simsbury, CT	06070
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2013, SBT Bancorp, Inc. (the “Company”) announced the hiring of Richard J. Sudol as Chief Financial Officer (“CFO”) of the Company and its wholly-owned subsidiary, The Simsbury Bank & Trust Company, Inc. (the “Bank”).  Mr. Sudol received an offer of employment letter dated August 6, 2013 to serve as CFO of the Bank (the “Employment Letter”) and accepted such offer on August 6, 2013.  A copy of the press release announcing the hiring of Mr. Sudol is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Mr. Sudol, age 48, commenced employment as CFO of the Company and the Bank on August 26, 2013.  Prior to commencing employment with the Company and the Bank, Mr. Sudol served as Senior Vice President – Chief Financial Officer of Florida Shores Bank from 2009 to August 2013 where his responsibilities included regulatory and management reporting, budgeting, asset/liability management and internal audit management.  From 2003 to 2009, Mr. Sudol served as Senior Vice President – Financial Planning & Analysis of Riverside National Bank where he was responsible for the management of the financial planning and analysis department.  At Riverside National Bank, Mr. Sudol also held the position of Chief Financial Officer of an affiliated bank where he prepared financial and asset/liability reports and was responsible for regulatory reporting, cash management and investment strategies.

Mr. Sudol will serve as CFO and Senior Vice President of the Bank and receive an annual salary of $175,000.  Mr. Sudol’s employment is “at will” and may be terminated at any time for any reason by the Company or the Bank. Mr. Sudol will be eligible to receive additional compensation under the Bank’s annual short-term incentive plan and will be eligible to participate in the Bank’s executive long-term incentive plan. Mr. Sudol further will be granted a supplemental employee retirement plan with a structure similar to those in existence for other senior officers.

Mr. Sudol will be granted a change in control agreement with a structure similar to the change in control agreement that the former CFO has with the Company and the Bank.

The foregoing description of the Employment Letter is not complete and is qualified in its entirety by reference to the full text of the Employment Letter, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

In connection with Mr. Sudol’s commencement of employment as CFO of the Company and the Bank, Anthony F. Bisceglio relinquished his duties as CFO of the Company and the Bank effective August 26, 2013 and will serve through his planned retirement date of March 31, 2014 as Executive Vice President, Treasury & Finance, of the Company and the Bank and will assist Mr. Sudol in transition matters.

Item 9.01.          Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Letter Agreement between The Simsbury Bank & Trust Company and Richard J. Sudol dated August 6, 2013.

99.1	Press Release of SBT Bancorp, Inc. dated August 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

By: /s/ Martin J. Geitz
		Name:	Martin J. Geitz
		Title:	President and Chief Executive Officer

Dated:	August 26, 2013

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between The Simsbury Bank & Trust Company and Richard J. Sudol dated August 6, 2013.

99.1	Press Release of SBT Bancorp, Inc. dated August 26, 2013.